For Immediate Release	Contact: Rubenstein Associates, Inc.
Marcia Horowitz
(212)-843-8014
Lone Star Steakhouse & Saloon, Inc.	Nasdaq: STAR
Fourth Quarter and Fiscal Year 2005 Earnings Release
Wichita, Kansas	February 3, 2006

Lone Star Steakhouse & Saloon, Inc. (“Lone Star” or “Company”) announced that it is planning to release Fourth Quarter and Fiscal Year 2005 Earnings after the market closes on March 13, 2006. For interested parties, there will be a conference call with management on Tuesday, March 14, 2006 at 10:00 AM Central Time. The call in number is (719)-457-2692 and the confirmation code is 2631497. A recorded replay of the conference call will be available from 1:00 PM Central Time on March 14, 2006 thru midnight March 27, 2006. The replay call in number is (719)-457-0820 and the confirmation code is 2631497. A listen only connection to the conference call, as well as the replay, will be available on the internet through the Company’s website, www.lonestarsteakhouse.com.

Lone Star owns and operates 247 domestic Lone Star Steakhouse & Saloon restaurants; 15 Sullivan’s Steakhouse restaurants; five Del Frisco’s Double Eagle Steak House restaurants and 20 Texas Land & Cattle Steak House restaurants. Licensees operate three domestic and fourteen international Lone Star restaurants, and one domestic Del Frisco’s Double Eagle Steak House restaurant.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the assumptions underlying the forward-looking statements contained herein, including future operating performance, comparable sales, the extent and timing of the opening of new units and the development plans of the Company, are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in the press release will prove to be accurate.